Exhibit 23.5
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
The undersigned hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of SandRidge Energy, Inc. regarding (i) the references to our firm in the form and context in which they appear in Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-144004) and the related prospectus that is a part thereof; and (ii) the use in such Registration Statement on Form S-1 and prospectus of information contained in the following reports:
June 30, 2007, SandRidge Energy, Inc. Interest in Certain Properties located in the United States — SEC Price Case
December 31, 2006, SandRidge Energy, Inc. Interest in Certain Properties located in the United States — SEC Price Case
June 30, 2006, National Offshore LP Interest in Certain Properties located in the United States owned by National Energy Group — SEC Price Case
June 30, 2006, National Onshore LP Interest in Certain Properties located in the United States owned by National Energy Group — SEC Price Case
June 30, 2006, NEG Operating LLC Interest in Certain Properties located in the United States owned by National Energy Group — SEC Price Case
December 31, 2005, Riata Energy, Inc. Interest in Certain Properties located in the United States — SEC Price Case
We further consent to the reference to our firm as experts in the Form S-1, including the prospectus included therein.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III
President and Chief Operating Officer

Dallas, Texas
December 21,2007
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